Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)

Movietickets.com, Inc. (Delaware) (26.2%)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

American Multi-Cinema, Inc. (Missouri)

AMC Card Processing Services, Inc. (Arizona)

AMC License Services, Inc. (Kansas)

AMC ITD, Inc. (Kansas)

AMC Theatres of New Jersey, Inc. (Delaware)

Loews Kaplan Cinema Associates Partnership (50%)

Centertainment Development, Inc. (Delaware)

Club Cinema of Mazza, Inc. (Delaware)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (50%)

Midlands Water Association (Illinois)

AMC Theatres of U.K. Limited (United Kingdom)

AMC Concessionaire Services of Florida, LLC (Florida)

AMC Theatres of Canada, Inc. (New Brunswick)

Wanda AMC Releasing, LLC (Delaware)

Rave Reviews Cinemas, L.L.C. (Delaware)

AMC Theatres of Canada, Inc. (New Brunswick)

DCDC Holdings, LLC (Delaware) (33.3%)

Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)

National Cinemedia, LLC (Delaware) (16.34%)

Open Road Releasing, LLC (Delaware) (50%)

Universal Cineplex Odeon Joint Venture (Florida) (50%)